Exhibit H (b) 1.1


NORTHEAST UTILITIES
PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2001


Unaudited
(Thousands of Dollars)

                                                                                                    Pro Forma
                                                                               Pro Forma          Giving Effect
                                                                  Per Book    Adjustments        to Adjustments
                                                                -----------   -----------        --------------
ASSETS
------
Current Assets:
  Cash and cash equivalents................................     $    96,658     $327,975 a,b,e      $   424,633
  Investments in securitizable assets......................          36,367                              36,367
  Receivables, net.........................................         831,221                             831,221
  Unbilled revenues........................................         126,398                             126,398
  Fuel, materials and supplies, at average cost............         108,516                             108,516
  Special deposits.........................................          60,261                              60,261
  Prepaymens and other.....................................         126,233                             126,233
                                                                -----------     --------            -----------
                                                                  1,385,654      327,975              1,713,629
                                                                -----------     --------            -----------
Property, Plant and Equipment:
  Electric utility.........................................       5,743,575                           5,743,575
  Gas utility..............................................         634,884                             634,884
  Competitive energy.......................................         344,063                             344,063
  Other....................................................         195,741                             195,741
                                                                -----------     --------            -----------
                                                                  6,918,263         -                 6,918,263
  Less:  Accumulated provision for depreciation............       3,418,577                           3,418,577
                                                                -----------     --------            -----------
                                                                  3,499,686         -                 3,499,686
  Construction work in progress............................         289,889                             289,889
  Nuclear fuel, net........................................          32,564                              32,564
                                                                -----------     --------            -----------
                                                                  3,822,139         -                 3,822,139
                                                                -----------     --------            -----------
Deferred Debits and Other Assets:
  Regulatory assets                                               3,950,445                           3,950,445
  Goodwill and other purchased intangible assets, net......         322,600                             322,600
  Prepaid pension..........................................         232,398                             232,398
  Nuclear decommissioning trusts, at market................          61,713                              61,713
  Other....................................................         466,460        7,461 c,e            473,921
                                                                -----------     --------            -----------
                                                                  5,033,616        7,461              5,041,077
                                                                -----------     --------            -----------
Total Assets                                                    $10,241,409     $335,436            $10,576,845
                                                                ===========     ========            ===========

LIABILITIES AND CAPITALIZATION
Current Liabilities:
  Notes payable to banks...................................     $   290,500                         $   290,500
  Long-term debt and preferred stock - current portion.....          50,462                              50,462
  Accounts payable.........................................         669,545                             669,545
  Accrued taxes............................................          26,203      (19,054) f               7,149
  Accrued interest.........................................          35,659       47,396  d              83,055
  Other....................................................         178,071                             178,071
                                                                -----------     --------            -----------
                                                                  1,250,440       28,342              1,278,782
                                                                -----------     --------            -----------
Rate Reduction Bonds.......................................       2,018,351                           2,018,351
                                                                -----------     --------            -----------
Minority Interest in Consolidated Subsidiary...............            -            -                      -
                                                                -----------     --------            -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes........................       1,491,394                           1,491,394
  Accumulated deferred investment tax credits..............         120,071                             120,071
  Decommissioning obligation - Millstone 1.................            -                                   -
  Deferred contractual obligations.........................         216,566                             216,566
  Other....................................................         618,191                             618,191
                                                                -----------     --------            -----------
                                                                  2,446,222         -                 2,446,222
                                                                -----------     --------            -----------
Capitalization:
  Long-Term Debt...........................................       2,292,556      337,000 a,b          2,629,556
                                                                -----------     --------            -----------
  Preferred Stock..........................................         116,200                             116,200
                                                                -----------     --------            -----------
Common Shareholders' Equity:
  Common shares, $5 par value - authorized
    225,000,0000 shares, 148,890,640 shares issued and
    130,132,136 shares outstanding in 2001 and 148,781,861
    shares issued and 143,820,405 shares outstanding
    in 2000................................................         744,453                             744,453
  Capital surplus, paid in.................................         829,006                             829,006
  Deferred contribution plan - employee stock
    ownership plan.........................................        (101,809)                           (101,809)
  Retained earnings........................................         678,460      (29,906)               648,554
  Accumulated other comprehensive (loss)/income............         (32,470)                            (32,470)
                                                                -----------     --------            -----------
  Common Shareholders' Equity..............................       2,117,640      (29,906)             2,087,734
                                                                -----------     --------            -----------
Total Capitalization.......................................       4,526,396      307,094              4,833,490
                                                                -----------     --------            -----------
Total Liabilities and Capitalization.......................     $10,241,409     $335,436            $10,576,845
                                                                ===========     ========            ===========



NORTHEAST UTILITIES
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2001

Unaudited
(Thousands of Dollars)

                                                                                                    Pro Forma
                                                                                 Pro Forma         Giving Effect
                                                                Per Book        Adjustments        To Adjustments
                                                                --------        -----------        --------------
Operating Revenues.........................................     $6,873,826                           $6,873,826
                                                                ----------      -----------          ----------
Operating Expenses:
  Operation -
    Fuel, purchased and net interchange power..............      4,541,342                            4,541,342
    Other..................................................        773,058                              773,058
  Maintenance..............................................        258,961                              258,961
  Depreciation.............................................        201,013                              201,013
  Amortization of regulatory assets, net...................        983,037                              983,037
  Taxes other than income taxes............................        219,197                              219,197
  Gain on sale of utility plant............................       (641,956)                            (641,956)
                                                                ----------      -----------          ----------
    Total operating expenses...............................      6,334,652             -              6,334,652
                                                                ----------      -----------          ----------
  Operating Income.........................................        539,174             -                539,174
  Other Income, Net........................................        187,627             -                187,627
                                                                ----------      -----------          ----------
  Income Before Interest and Income Tax Expense............        726,801             -                726,801
                                                                ----------      -----------          ----------
Interest Expense:
  Interest on long-term debt...............................        147,049           48,960 c,d,e       196,009
  Interest on rate reduction bonds.........................         87,616                               87,616
  Other interest...........................................         44,993                               44,993
                                                                ----------      -----------          ----------
    Interest expense, net..................................        279,658           48,960             328,618
                                                                ----------      -----------          ----------
  Income Before Income Tax Expense.........................        447,143          (48,960)            398,183
  Income Tax Expense.......................................        173,952          (19,054) f          154,898
                                                                ----------      -----------          ----------
  Income Before Preferred Dividends of Subsidiaries........        273,191          (29,906)            243,285
  Preferred Dividends of Subsidiaries......................          7,249                                7,249
                                                                ----------      -----------          ----------
  Income Before Extraordinary Loss and Cumulative Effect
    of Accounting Change, Net of Tax Benefits..............        265,942          (29,906)            236,036
  Extraordinary loss, net of tax benefit of $169,562.......           -                                    -
  Cumulative effect of accounting change,
    net of tax benefit of $14,908..........................        (22,432)                             (22,432)
                                                                ----------      -----------          ----------
  Net Income...............................................     $  243,510      $   (29,906)         $  213,604
                                                                ==========      ===========          ==========


NORTHEAST UTILITIES
PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF DECEMBER 31, 2001

Unaudited
(Thousands of Dollars)

                                                                                                    Pro Forma
                                                                                 Pro Forma         Giving Effect
                                                                Per Book        Adjustments        To Adjustments
                                                                --------        -----------        --------------
Balance at beginning of the period.........................     $495,873         $                    $495,873
Net income.................................................      243,510          (29,906)             213,604
Cash dividends on common stock.............................      (60,923)                              (60,923)
                                                                --------         --------             --------
Balance at end of period...................................     $678,460         $(29,906)            $648,554
                                                                ========         ========             ========


NORTHEAST UTILITIES
PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2001

Unaudited
(Thousands of Dollars)

                                                                                                    Pro Forma
                                                                                 Pro Forma         Giving Effect
                                                                Per Book        Adjustments        To Adjustments
                                                                --------        -----------        --------------
Long-term debt*............................................    $2,292,556         $337,000           $2,629,556
Preferred stock............................................       116,200             -                 116,200
Common stockholders' equity................................     2,117,640          (29,906)           2,087,734
                                                               ----------         --------           ----------
Total capitalization.......................................    $4,526,396         $307,094           $4,833,490
                                                               ==========         ========           ==========

*Does not include current portion.



NORTHEAST UTILITIES
PRO FORMA ADJUSTMENTS TO THE FINANCIAL STATEMENTS

(Thousands of Dollars)

                                                                             Debit        Credit
                                                                             -----        ------
a) Cash and cash equivalents                                                 $600,000
      Long-term debt                                                                      $600,000

   To record issuance of long-term debt


b) Long-term debt                                                            $263,000
      Cash                                                                                $263,000

   To record repayment of long-term debt


c) Interest on long-term debt                                                $    662
      Other deferred debits                                                               $    662

   To expense remaining issuance costs on long-term debt retired


d) Interest on long-term debt                                                $ 47,396
      Accrued interest                                                                    $ 47,396

   To record net increase in interest expense as a result of the long-term debt retired/issued


e) Other deferred debits                                                     $  8,123
   Unamortized debt expense                                                  $    902
      Cash and cash equivalents                                                           $  9,025

   To record and amortize debt issuance costs associated with the long-term debt issued


f) Accrued taxes                                                             $ 19,054
     Income tax expense                                                                   $ 19,054

   To record tax effect of entries c, d, and e above




NORTHEAST UTILITIES PARENT
PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2001

Unaudited
(Thousands of Dollars)

                                                                                                    Pro Forma
                                                                               Pro Forma          Giving Effect
                                                                  Per Book    Adjustments        to Adjustments
                                                                -----------   -----------        --------------
ASSETS
------
Current Assets:
  Cash and cash equivalents................................     $    13,183     $327,975 a,b,e      $   341,158
  Notes receivable from affiliated companies...............         124,800                             124,800
  Notes and accounts receivable............................             555                                 555
  Accounts receivable from affiliated companies............          21,713                              21,713
  Taxes receivable.........................................          25,967                              25,967
  Prepayments and other....................................           1,093                               1,093
                                                                -----------     --------            -----------
                                                                    187,311      327,975                515,286
                                                                -----------     --------            -----------
Other property and investments:
  Investments in subsidiary companies, at equity...........       2,392,884                           2,392,884
  Investments in transmission companies, at equity.........          13,596                              13,596
  Other, at cost...........................................              14                                  14
                                                                -----------     --------            -----------
                                                                  2,406,494         -                 2,406,494
                                                                -----------     --------            -----------

Deferred Debits and Other Assets:
  Unamortized debt expense.................................             662        7,461 c,e              8,123
  Other....................................................           3,584                               3,584
                                                                -----------     --------            -----------
                                                                      4,246        7,461                 11,707
                                                                -----------     --------            -----------
Total Assets...............................................     $ 2,598,051     $335,436            $ 2,933,487
                                                                ===========     ========            ===========

LIABILITIES AND CAPITALIZATION
Current Liabilities:
  Notes payable to banks...................................     $    40,000                         $    40,000
  Long-term debt and preferred stock - current portion.....          23,000                              23,000
  Accounts payable.........................................             146                                 146
  Accounts payable to affiliated companies.................          26,626                              26,626
  Accrued taxes............................................          26,216      (19,054) f               7,162
  Accrued interest.........................................           2,492       47,396  d              49,888
  Other....................................................              19                                  19
                                                                -----------     --------            -----------
                                                                    118,499       28,342                146,841
                                                                -----------     --------            -----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes........................           4,742                               4,742
  Other....................................................             170                                 170
                                                                -----------     --------            -----------
                                                                      4,912         -                     4,912
                                                                -----------     --------            -----------

Capitalization:
  Long-Term Debt...........................................         357,000      337,000 a,b            694,000
                                                                -----------     --------            -----------
  Common Shareholders' Equity:
    Common shares, $5 par value - authorized 225,000,000
    shares, 148,890,640 shares issued and 130,132,136
    shares outstanding in 2001 and 148,781,861 shares
    issued and 143,820,405 shares outstanding in 2000......         744,453                             744,453
  Capital surplus, paid in.................................         829,006                             829,006
  Deferred contribution plan - employee stock
    ownership plan.........................................        (101,809)                           (101,809)
  Retained earnings........................................         678,460      (29,906)               648,554
  Accumulated other comprehensive (loss)/income............         (32,470)                            (32,470)
                                                                -----------     --------            -----------
  Common Shareholders' Equity                                     2,117,640      (29,906)             2,097,734
                                                                -----------     --------            -----------
Total Capitalization.......................................       2,474,640      307,094              2,781,734
                                                                -----------     --------            -----------
Total Liabilities and Capitalization.......................     $ 2,598,051     $335,436            $ 2,933,487
                                                                ===========     ========            ===========
